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                          REGISTRATION RIGHTS AGREEMENT

                          Dated as of February 10, 1999

                                      among

                           NEWCOURT CREDIT GROUP INC.,

                            AT&T CAPITAL CORPORATION

                                       and

                              LEHMAN BROTHERS INC.
                  as representative for the Initial Purchasers

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
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                                   TABLE OF CONTENTS

                                                                                   PAGE

SECTION 1.            DEFINITIONS............................................................1

SECTION 2.            SECURITIES SUBJECT TO THIS AGREEMENT...................................3

SECTION 3.            REGISTERED EXCHANGE OFFER..............................................3

SECTION 4.            SHELF REGISTRATION.....................................................5

SECTION 5.            LIQUIDATED DAMAGES.....................................................6

SECTION 6.            REGISTRATION PROCEDURES................................................6

SECTION 7.            REGISTRATION EXPENSES.................................................13

SECTION 8.            INDEMNIFICATION AND CONTRIBUTION......................................13

SECTION 9.            PARTICIPATION IN UNDERWRITTEN REGISTRATIONS...........................16

SECTION 10.           SELECTION OF UNDERWRITERS.............................................16

SECTION 11.           MISCELLANEOUS.........................................................16

                                      -i-







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                             REGISTRATION RIGHTS AGREEMENT

        This Registration Rights Agreement (this "Agreement") is made and entered into as of February 10, 1999 by and among Newcourt Credit Group Inc., formed under the laws of the Province of Ontario, Canada (the "Company"), AT&T Capital Corporation, a corporation formed under the laws of Delaware ("AT&T Capital"), and Lehman Brothers Inc., as representative of the Initial Purchasers (as such term is defined in the Purchase Agreement) (Lehman Brothers Inc. and the Initial Purchasers shall be collectively referred to herein as the "Initial Purchasers").

        This Agreement is entered into in connection with the Purchase Agreement, dated February 10, 1999, among the Company, AT&T Capital and Lehman Brothers Inc. as representative of the Initial Purchasers (the "Purchase Agreement"), which provides for the sale by the Company to the Initial Purchasers of $1,000,000,000 principal amount of the Company's 6.875% Senior Notes, Series B due February 16, 2005 (the "Notes"). The Notes are general unsecured obligations of the Company and rank pari passu in right of payment to all existing and future senior unsecured debt of the Company; the payment of principal and interest on the Notes will be guaranteed by AT&T Capital pursuant to the Guarantee. Capitalized terms used but not specifically defined herein have the respective meaning ascribed thereto in the Purchase Agreement. As an inducement to the Initial Purchasers to enter into the Purchase Agreement and in satisfaction of a condition to their obligations thereunder, the Company and AT&T Capital agree with you, for the benefit of the holders of the Notes (including the Initial Purchasers) (the "Holders"), as follows:

       Section 1. Definitions. As used in this Agreement, the following capitalized terms shall have the following meanings:

        Broker-Dealer:  Any broker or dealer registered under the Exchange Act.

        Closing Date:  The date on which the Notes were sold.

        Commission:  The Securities and Exchange Commission.

        Consummate: A Registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer,
(ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company of the Exchange Notes in the same aggregate principal amount, interest rate, maturity date and interest payment dates as the Transfer Restricted Securities that were validly tendered by Holders thereof pursuant to the Exchange Offer.

        Damages Payment Date: With respect to the Notes, each Interest Payment Date until the earlier of (i) the date on which Liquidated Damages no longer are payable or (ii) maturity of the Notes.

        Effectiveness Target Date:  As defined in Section 5.

        Exchange Act:  The Securities Exchange Act of 1934, as amended.

        Exchange Notes: The Notes to be issued pursuant to the Indenture in the Exchange Offer (which shall be either book-entry or certificated form and issued pursuant to the Indenture).

        Exchange Offer: The registration by the Company and AT&T Capital under the Securities Act of the Exchange Notes, together with the related Guarantee, pursuant to a Registration Statement pursuant to which the Company offers the Holders of all outstanding Transfer Restricted Securities the opportunity to exchange all such outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate amount equal to the aggregate amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

        Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the Prospectus which forms a part thereof.

        Exempt Resales: The transactions in which the Initial Purchasers propose to sell the Notes to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Securities Act, and to certain institutional "accredited investors," as such term is defined in Rule 501(a)(1), (2), (3) and
(7) of Regulation D under the Securities Act ("Accredited Institutions").

        Holder:  As defined in Section 2(b) hereof.

        Indenture: The Indenture, dated as of February 15, 1999, between the Company and The Chase Manhattan Bank, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.

        Initial Purchasers:  As defined in the preamble hereto.

        Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

        Prospectus: The prospectus included in a Registration Statement, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference therein.

        Registration Default:  As defined in Section 5 hereof.

        Registration Statement: Any registration statement of the Company and AT&T Capital relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in either case, including

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the Prospectus included therein, all amendments and supplements thereto
(including post-effective amendments) and all exhibits and material incorporated by reference therein.

        Securities Act:  The Securities Act of 1933, as amended.

        Shelf Filing Deadline:  As defined in Section 4 hereof.

        Shelf Registration Statement:  As defined in Section 4 hereof.

        TIA: The Trust Indenture Act of 1939 (15 U.S.C. Section 77aaa-77bbbb), as amended.

        Transfer Restricted Securities: Each Note, until the earliest to occur of (a) the date on which such Note has been exchanged by a person other than a Broker-Dealer for Exchange Notes in the Exchange Offer, (b) following the exchange by a Broker-Dealer in the Exchange Offer of such Note for one or more Exchange Notes, the date on which such Exchange Notes are sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement, (c) the date on which such Notes have been effectively registered under the Securities Act and disposed of in accordance with the Shelf Registration Statement or (d) the date on which such Notes are eligible to be distributed to the public pursuant to Rule 144 under the Securities Act.

        Underwritten Registration or Underwritten Offering: A registration under the Securities Act in which securities of the Company are sold to an underwriter for reoffering to the public.

        Section 2. Securities Subject to this Agreement.

        (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

        (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

       Section 3. Registered Exchange Offer. (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with), each of the Company and AT&T Capital shall (i) cause to be filed with the Commission after the Closing Date, but in no event later than five (5) months after the Closing Date, a Registration Statement under the Securities Act relating to the Exchange Notes, the Guarantee and the Exchange Offer, (ii) use its reasonable best efforts to cause such Registration Statement to become effective no later than eight (8) months after the Closing Date, (iii) in connection with the foregoing,
(A) file all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) file, if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) cause all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange

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Offer, and (iv) unless the Exchange Offer would not be permitted by applicable law or Commission policy, commence the Exchange Offer and use its reasonable best efforts to issue, on or prior to 30 business days after the date on which such Registration Statement was declared effective by the Commission, Exchange Notes in exchange for all Transfer Restricted Securities tendered prior thereto in the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting registration of the Exchange Notes to be offered in exchange for the Transfer Restricted Securities and to permit resales of Exchange Notes held by Broker-Dealers as contemplated by Section 3(c) below.

       (b) The Company and AT&T Capital shall use their reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company and AT&T Capital shall cause the Exchange Offer to comply in all material respects with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement.

       (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus contained in the Exchange Offer Registration Statement that any Broker-Dealer who holds Notes that are Transfer Restricted Securities and that were acquired for its own account as a result of market-making activities or other trading activities (other than Transfer Restricted Securities acquired directly from the Company), may exchange such Notes pursuant to the Exchange Offer, however, such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" section shall not name any such Broker-Dealer or disclose the amount of Exchange Notes held by any such Broker-Dealer except to the extent required by the Commission as a result of a change in policy announced after the date of this Agreement.

        The Company and AT&T Capital shall use their reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(b) below to the extent necessary to ensure that it is available for resales of Exchange Notes acquired by Broker-Dealers for their own accounts as a result of market-making activities or other trading activities, and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration Statement is declared effective.

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        The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day period in order to facilitate such resales.

        Section 4. Shelf Registration.

       (a) Shelf Registration. If the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a) below have been complied with) then the Company and AT&T Capital shall in lieu of the registration of the Exchange Notes pursuant to the Exchange Offer Registration Statement, use their reasonable best efforts to:

               (x) cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement"), on or prior to the 90th day after the date on which the Company determines that it is not required to file the Exchange Offer Registration Statement (such date being the "Shelf Filing Deadline"), which Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to Section 4(b) hereof; and

               (y) cause such Shelf Registration Statement to be declared effective by the Commission on or before the 120th day after the Shelf Filing Deadline.

The Company and AT&T Capital shall use their reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Section 6(b) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period ending on the earlier to occur of (x) the second anniversary of the Closing Date and (y) the date on which all of the Transfer Restricted Securities have been exchanged for the Exchange Notes.

       (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 business days after receipt of a request therefor, such information as the Company may reasonably request for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein. No Holder of Transfer Restricted Securities shall be entitled to Liquidated Damages pursuant to Section 5 hereof unless and until each Holder shall have used its best efforts to provide all such reasonably requested information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company and AT&T Capital all information required to be disclosed in order to make the information previously furnished to the Company and AT&T Capital by such Holder not materially misleading.

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       Section 5. Liquidated Damages. (a) If (i) any of the Registration
Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in this Agreement, (ii) any of such Registration Statement has not been declared effective by the Commission on or prior to the date specified for such effectiveness in this Agreement (the "Effectiveness Target Date") (provided this clause (ii) shall not be applicable in the event the Holders shall not have provided in a timely manner the information described in Section 4(b) hereof), (iii) the Exchange Offer has not been Consummated within 30 business days after the Effectiveness Target Date with respect to the Exchange Offer Registration Statement or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), additional cash interest ("Liquidated Damages") shall accrue to each Holder of the Notes commencing upon the occurrence of such Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes held by such Holder. The amount of Liquidated Damages will increase by an additional $.05 per week per $1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of Liquidated Damages of $.50 per week per $1,000 principal amount of Notes. All accrued Liquidated Damages shall be paid to Holders by the Company in the same manner as interest is made pursuant to the Indenture. Following the cure of all Registration Defaults relating to any particular Transfer Restricted Securities, the accrual of Liquidated Damages with respect to such Transfer Restricted Securities will cease.

        All obligations of the Company set forth in the preceding paragraph that have accrued and are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Transfer Restricted Security shall have been satisfied in full.

       (b) The Company shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Liquidated Damages are required to be paid (an "Event Date"). Liquidated Damages shall be paid by depositing Liquidated Damages with the Trustee, in trust, for the benefit of the Holders of the Notes, on or before the applicable Interest Payment Date (whether or not any payment other than Liquidated Damages is payable on such Notes), in immediately available funds in sums sufficient to pay the Liquidated Damages then due to such Holders. Each obligation to pay Liquidated Damages shall be deemed to accrue from the applicable date of the occurrence of the Registration Default.

        Section 6. Registration Procedures.

       (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company and AT&T Capital shall comply with all of the provisions of Section 6(b) below, shall use their reasonable best efforts to effect such exchange to permit the sale of Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof, and shall comply with all of the following provisions:

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               (i) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company and AT&T Capital, prior to the Consummation thereof, a written representation to the Company and AT&T Capital (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the Company and AT&T Capital, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer and (C) it is acquiring the Exchange Notes in its ordinary course of business. In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's and AT&T Capital's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (including Brown & Wood LLP (available February 7, 1997), and any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Notes acquired by such Holder directly from the Company.

              (ii) Prior to the effectiveness of the Exchange Offer Registration Statement in the event underwriters are not participating, the Company shall provide a supplemental letter to the Commission (A) stating that the Company is registering the Exchange Offer in reliance on the position of the Commission enunciated in Exxon Capital Holdings Corporation (available May 13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) and Brown & Wood, LLP (available February 7,
        1997) and (B) including a representation that the Company has not entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's information and belief, each Holder participating in the Exchange Offer is acquiring the Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the Exchange Notes received in the Exchange Offer.

       (b) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company and AT&T Capital shall:

               (i) upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and AT&T Capital shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or
        (B), use their reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter;

              (ii) prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act, and to comply fully with the applicable provisions of Rules 424 and 430A under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

             (iii) in the case of a Shelf Registration, advise the lead underwriter to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading; provided, however, this subclause (D) shall not be construed to require the Company and AT&T Capital to amend or supplement the Registration Statement to the extent such supplemental information is incorporated by reference pursuant to the Company's Exchange Act filings. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and AT&T Capital shall use their best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

              (iv) in the case of a Shelf Registration, furnish to the lead underwriter, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (including all documents incorporated by reference after the initial filing of such Registration Statement), which documents will be subject to the review of the lead underwriter, for a period of at least two business days, and the Company and AT&T Capital will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (including all documents incorporated by reference) to which the lead underwriter shall reasonably object within two (2) business days after the receipt thereof. The lead underwriter shall be deemed to have reasonably objected to such filing if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

               (v) in the case of a Shelf Registration and prior to the effectiveness of the same, make available at reasonable times for inspection by the lead underwriter participating in any disposition pursuant to such Registration Statement, and any attorney or accountant retained by the lead underwriter, all financial and other records, pertinent corporate documents and properties of the Company and AT&T Capital and cause the Company's and AT&T Capital's officers, directors, managers and employees to supply all information reasonably requested by the lead underwriter and its attorney or accountant in connection with customary "due diligence";

              (vi) in the case of a Shelf Registration, furnish to the lead underwriter without charge at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, and all exhibits thereto (exclusive of any exhibits incorporated therein by reference);

             (vii) in the case of a Shelf Registration, deliver to the lead underwriter and the Holders without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; subject to the terms thereof each of the Company and AT&T Capital hereby consents to the use of the Prospectus and any amendment or supplement thereto by the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto;

            (viii) in the case of a Shelf Registration which is underwritten, the Company and AT&T Capital shall:

                       (A) upon request, furnish to the lead underwriter in such
               substance and scope as may be mutually agreeable to the lead underwriter, the Company and AT&T Capital the following described items which are customarily provided by issuers to underwriters in primary underwritten offerings, upon the date of the effectiveness of the Shelf Registration Statement:

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


                              (1) a certificate, dated the date of the
                      effectiveness of the Shelf Registration Statement, signed by (y) the Chairman of the Board, its President or a Vice President and (z) the Chief Financial Officer of the Company and AT&T Capital, confirming, as of the date thereof, such matters as shall be mutually agreeable to the lead underwriter and the Company and AT&T Capital and which are customarily provided by issuers to underwriters in primary underwritten offerings;

                              (2) an opinion, dated the date of the
                      effectiveness of the Shelf Registration Statement, of counsel for the Company and AT&T Capital, covering such matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in such conferences as such counsel shall deem necessary in connection with the preparation of such Registration Statement and the related Prospectus and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality to a large extent upon facts provided to such counsel by officers and other representatives of the Company and AT&T Capital and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus and shall take such other exceptions and make qualifications as are customarily taken or made with respect to such an opinion; and

                              (3) a customary comfort letter, dated the date of
                      the effectiveness of the Shelf Registration Statement, from the Company's and AT&T Capital's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings.

                       (B) deliver such other documents and certificates as may
               be mutually agreeable to the lead underwriter and the Company and AT&T Capital and which are customarily provided by issuers to underwriters in primary underwritten offerings to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company and AT&T Capital pursuant to this clause (viii); if any.

               (ix) in the case of a Shelf Registration, prior to any public offering of Transfer Restricted Securities, cooperate with the lead underwriter and its counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the lead underwriter may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that neither the Company nor AT&T Capital shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action with would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject;

               (x) in the case of an Exchange Offer Registration, shall issue, upon the request of any Holder of Notes covered by the Exchange Offer Registration Statement, Exchange Notes in the same amount as the Notes surrendered to the Company by such Holder in exchange therefor or being sold by such Holder; such Exchange Notes to be registered in the name of such Holder or in the name of the purchaser(s) of such Exchange Notes, as the case may be; in return, the Notes held by such Holder shall be surrendered to the Company for cancellation;

               (xi) in the case of a Shelf Registration, cooperate with the selling Holders and the lead underwriter to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and enable such Transfer Restricted Securities to be in such denominations and registered in such names as the Holder or the underwriters may request (subject to the terms and conditions of the Indenture) at least two business days prior to any sale of Transfer Restricted Securities made by such underwriter(s);

               (xii) use its best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary (solely with respect to the Company and AT&T Capital) to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the provision contained in clause (ix) above;

               (xiii) if any fact or event contemplated to clause (b)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus (to the extent such information has not already been disseminated pursuant to the Company's or AT&T Capital's Exchange Act filings) any document incorporated therein by reference or file any other required documents so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

               (xiv) provide CUSIP numbers for all Transfer Restricted Securities not later than the effective date of the Registration Statement as well as take such actions consistent with the terms and conditions of the Indenture to deliver either certificated or book-entry Notes;

               (xv) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, as soon as practicable such financial information as is required by the Indenture;

               (xvi) cause the Indenture and the Guarantee to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture and the Guarantee as may be required for such Indenture and the Guarantee to be so qualified in accordance with the terms of the TIA (notwithstanding anything contained in this clause
        (xvi) the Holders shall obligate themselves to cooperate with the Company and AT&T Capital to the extent necessary to cause the Indenture and the Guarantee to be qualified under the TIA); and execute and use its best efforts to cause the Trustee to execute all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner; and

               (xvii) provide promptly to each Holder upon request each document filed with the Commission pursuant to the requirements of Section 13 and
        Section 15 of the Exchange Act.

        Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of any notice from the Company or AT&T Capital of the existence of any fact of the kind described in Section 6(b)(iii)(D) hereof, such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until such Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 6(b)(xiii) hereof, or until it is advised in writing (the "Advice") by the Company or AT&T Capital that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company or AT&T Capital, each Holder will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of such notice. In the event the Company or AT&T Capital shall give any such notice, the time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 6(b)(iii)(D) hereof to and including the date when each selling Holder covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 6(b)(xiii) hereof or shall have received the Advice.

       Section 7. Registration Expenses. All reasonable expenses incident to the Company's and AT&T Capital's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), and associated messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company; (v) all application and filing fees in connection with listing Notes on a national securities exchange or automated quotation system; and (vi) all fees and disbursements of independent certified public accountants of the Company and AT&T Capital (including the expenses of any special audit and comfort letters required by or incident to such performance).

        The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any person, including special experts, retained by the Company.

       Section 8. Indemnification and Contribution. (a) In connection with a Shelf Registration Statement or in connection with any delivery of a Prospectus contained in an Exchange Offer Registration Statement by any participating Broker Dealer or Initial Purchaser, as applicable, who seeks to sell Exchange Notes, the Company and AT&T Capital shall jointly and severally indemnify and hold harmless each Holder of Transfer Restricted Securities included within any such Shelf Registration Statement and each participating Broker-Dealer or Initial Purchaser selling Exchange Notes, and each person, if any, who controls any such person within the meaning of Section 15 of the Securities Act (each, a "Participant") from and against any loss, claim, damage or liability, joint or several, or any action in respect thereof (including, but not limited to, any loss, claim, damage, liability or action relating to purchases and sales of Notes) to which such Participant or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon; (i) any untrue statement or alleged untrue statement of a material fact contained in any such Registration Statement or any prospectus forming part thereof or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein in a material fact required to be stated therein or necessary to make the statements therein not misleading, and shall reimburse each participant promptly upon demand for any legal or other expenses reasonably incurred by such Participant in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred; provided, however, that (i) neither the Company nor AT&T Capital shall be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of, or is based upon, any untrue statement or alleged untrue statement or omissions or alleged omission made in any such Registration Statement or any prospectus forming part thereof or in any such amendment or supplement in reliance upon and in conformity with written information furnished to the Company or AT&T Capital by or on behalf of any Participant specifically for inclusion therein; and provided further that as to any preliminary Prospectus, the indemnity agreement contained in this Section 8(a) shall not inure to the benefit of any such Participant or any controlling person of such Participant on account of any loss, claim, damage, liability or action arising from the sale of the

Exchange Notes to any person by that Participant if (i) that Participant failed to send or give a copy of the Prospectus, as the same may be amended or supplemented, to that person within the time required by the Securities Act and
(ii) the untrue statement or alleged untrue statement of a material fact or omission or alleged omission to state a material fact in such preliminary Prospectus was corrected in the Prospectus, unless, in each case, such failure resulted from non-compliance by the Company with Section 6(c). The foregoing indemnity agreement is in addition to any liability which the Company or AT&T Capital may otherwise have to any Participant or to any controlling person of that Participant.

       (b) Each Participant, severally and not jointly, shall indemnify and hold harmless the Company and AT&T Capital, its directors, officers, employees or agents and each person, if any, who controls the Company or AT&T Capital within the meaning of Section 15 of the Securities Act, from and against any loss, claim, damage or liability, joint or several, or any action in respect thereto, to which the Company or AT&T Capital or any such director, officer, employees or agents or controlling person may become subject, under the Securities Act or otherwise, insofar as such loss, claim, damage, liability or action arises out of, or is based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in any preliminary Prospectus, Registration Statement or Prospectus or in any amendment or supplement thereto or (ii) the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, but in each case only to the extent that the untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or AT&T Capital by or on behalf of that Participant specifically for inclusion herein, and shall reimburse the Company and any such director, officer, employees or agents or controlling person for any legal or other expenses reasonably incurred by the Company, AT&T Capital or any such director, officer, employees or agents or controlling person in connection with investigating or defending or preparing to defend against any such loss, claim, damage, liability or action as such expenses are incurred. The foregoing indemnity agreement is in addition to any liability which any Participant may otherwise have to the Company, AT&T Capital or any such director, officer or controlling person.

       (c) Promptly after receipt by an indemnified party under this Section 8 of notice of any claim or the commencement of any action, the indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the claim or the commencement of that action; provided, however, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have under this Section 8 except to the extent it has been materially prejudiced by such failure and, provided, further, that the failure to notify the indemnifying party shall not relieve it from any liability which it may have to an indemnified party otherwise than under this Section 8. If any such claim or action shall be brought against any indemnified party, and it shall have notified the indemnifying party thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense thereof with counsel satisfactory to the indemnified party. After notice from the indemnifying party to the indemnified party of its election to assume the defense of such claim or action, the indemnifying party shall not be liable to the indemnified party under this Section 8 for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the indemnified party shall have the right to employ counsel to represent jointly the indemnified party and those other Participants and its respective officers, employees and controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Participants against the indemnifying party under this Section 8 if, in the reasonable judgment of the indemnified party it is advisable for the indemnified party and those Participants, officers, employees and controlling persons to be jointly represented by separate counsel, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. In no event shall the indemnifying parties be liable for the fees and expenses of more than one counsel (in addition to local counsel where required). Each indemnified party, as a condition of the indemnity agreements contained in Section 8, shall use its best efforts to cooperate with the indemnifying party in the defense of any such action or claim. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, comprise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceedings, or (ii) be liable for any settlement of any such action effected without is written consent (which consent shall not be unreasonably withheld), but if settled with its written consent or if there be a final judgment of the plaintiff in any such action, the indemnifying party agrees to indemnify any hold harmless an indemnified party from and against any loss or liability by reason of such settlement or judgement.

       (d) If the indemnification provided for in this Section 8 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 8(a) or 8(b) in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action on respect thereto, in such proportion as shall be appropriate to reflect the relative fault of the Company and AT&T Capital on the one hand and the Participants on the other with respect to the statements or omissions which resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, AT&T Capital or the Participants, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, AT&T Capital and the Participants agree that it would not be just and equitable if contributions pursuant to this
Section 8(d) were to be determined by pro rata allocation (even if the Participants were treated as one entity for such purposes) or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage or liability, or action in respect thereof, referred to above in this Section 8(d) shall be deemed to include, for purposes of this Section 8(d), any reasonable legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 8(d), no Participant shall be required to contribute any amount in excess of the amount by which proceeds received by such participant from an offering of the Notes exceeds the amount of any damages which such Participant has otherwise paid or become liable to pay by reason of any untrue or alleged untrue statement or omission or alleged omission.

       (e) No person guilty or fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to indemnification or contribution from any person who was not guilty of such fraudulent misrepresentation. The Participants' obligation to indemnify and contribute as provided in this Section 8 are several and not joint.

       Section 9. Participation in Underwritten Registrations. No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements.

       Section 10. Selection of Underwriters. The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Company.

       Section 11. Miscellaneous.

       (a) Remedies. The Company and the Holders agree that monetary damages (including Liquidated Damages) would not be adequate compensation for any loss incurred by reason of a breach by either of them of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

       (b) No Inconsistent Agreements. The Company and AT&T Capital will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provision hereof. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the Holders of the Company's and AT&T Capital's securities under any agreement in effect on the date hereof.

       (c) Adjustments Affecting the Notes. The Company and AT&T Capital will not take any action, or permit any change to occur, with respect to the terms of the Notes that would materially and adversely affect the ability of the Holders to Consummate any Exchange Offer unless such action or change is required by applicable law.

       (d) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered. In connection with the determination of whether the requisite number of Holders has consented to any such amendment, waiver or supplement, the Company may rely on a list of the names and addresses of such Holders compiled by the Trustee as Registrar and Paying Agent under the Indenture.

       (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telex, telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address of such Holder maintained by the Registrar under the Indenture; and

               (ii) if to the Company
                    or to AT&T Capital:    Glenn A. Votek EVP, Treasurer
                                           Newcourt Credit Group Inc.
                                           2 Gatehall Drive
                                           Parsippany, New Jersey  07054
                                           Facsimile:  (973) 355-7019

                    with a copy to:        Scott Moore, Esq.
                                           General Counsel
                                           Newcourt Credit Group Inc.
                                           2 Gatehall Drive
                                           Parsippany, New Jersey  07054
                                           Facsimile:  (973) 355-7058

        All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt acknowledged, if telecopied, and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

        Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

       (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

       (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

       (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

       (i) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law rules thereof.

       (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provisions in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

       (k) Entire Agreement. This Agreement together with the other transaction documents is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

       (l) Required Consents. Whenever the consent or approval of Holders of a specified percentage of Transfer Restricted Securities is required hereunder, Transfer Restricted Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

        IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                      NEWCOURT CREDIT GROUP INC.

                                      By
                                      Printed Name:
                                                   --------------------------
                                      Title:
                                            ---------------------------------

                                               AT&T CAPITAL CORPORATION

                                       By
                                       Printed Name:
                                                    --------------------------
                                       Title:
                                             ---------------------------------

ACCEPTED as of the date thereof

By:  LEHMAN BROTHERS INC.

     By
       ------------------------------------
       Printed Name:
                    -----------------------
       Title:
             ------------------------------